EXHIBIT 23


     CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated June 1, 2000 to the Shareholders of Polskie Hurtownie Alkoholi Sp. z o.o. in the current report on Form 8-K being filed by Central European Distribution Company ("CEDC") on June 27, 2000


ERNST & YOUNG AUDIT Sp. z o.o.

June 28, 2000